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                                                                     Exhibit 5.1

                                  July 23, 2002

Epicor Software Corporation
195 Technology Drive
Irvine, California 92618

         Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Epicor Software Corporation, a Delaware corporation (the "Registrant" or "you"), with the Securities and Exchange Commission on or about July 23, 2002, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,250,000 shares of your Common Stock, $0.001 par value (the "Shares"), reserved for issuance pursuant to the 2002 Employee Stock Purchase Plan (the "Plan"). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the proposed sale and issuance of the Shares by you under the Plan. We assume that the consideration received by you in connection with each issuance of Shares will include an amount in the form of cash, services rendered or property that exceeds the greater of (i) the aggregate par value of such Shares or (ii) the portion of such consideration determined by your Board of Directors to be "capital" for purposes of the Delaware General Corporation Law.

         It is our opinion that, upon completion of the proceedings being taken or contemplated to be taken by us, as your counsel, prior to the issuance of the Shares pursuant to the Registration Statement and the Plan, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by your Board of Directors, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                Very truly yours,

                                WILSON SONSINI GOODRICH & ROSATI
                                Professional Corporation